TERMINATION OF HOUSTON INDUSTRIES INCORPORATED
                        SAVINGS PLAN AND TRUST AGREEMENT
                            AS TO KBLCOM INCORPORATED

                                    RECITALS

                  WHEREAS, effective January 1, 1994, the KBLCOM Incorporated Savings Plan, as established effective July 1, 1989 (the "KBLCOM Plan"), was amended, restated, consolidated with, merged into and continued in the form of and by the adoption of the Houston Industries Incorporated Savings Plan, as amended and restated effective January 1, 1994 (the "Plan"), so as to provide for a continuation of substantially identical benefits for the former participants of the KBLCOM Plan and the Plan, and to provide for the merger of all the assets held under the Houston Industries Incorporated Master Savings Trust, as established effective July 1, 1989, and thereafter amended (the "Trust") for the benefit of the participants in the KBLCOM Plan with all the assets held under the Trust for the benefit of the participants in the Plan so that from and after January 1, 1994, such Plans constituted a "single plan" within the meaning and purview of Section 414(l) of the Internal Revenue Code of 1986, as amended; and

                  WHEREAS, by Agreement and Plan of Merger, dated as of January 26, 1995, by and among HOUSTON INDUSTRIES INCORPORATED, a Texas corporation ("HII"), KBLCOM INCORPORATED, a Delaware corporation ("the Company"), TIME WARNER, INC., a Delaware corporation, ("TW"), and TW KBLCOM ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of TW, TW will acquire by merger all of the issued and outstanding common stock of the Company on or about July 6, 1995 (the "Merger).

                          TERMINATION OF PLAN AND TRUST

                  NOW, THEREFORE, in connection with said Merger and as authorized by the resolutions of the Board of Directors of the Company dated January 24, 1995, the Company hereby (i) terminates the Plan and Trust, effective as of the close of business on June 30, 1995, with respect to its current and former employees and the current and former employees of all of its subsidiaries, (ii) fully vests each KBLCOM Participant who was an active Employee at any time between January 1, 1995 and June 30, 1995, inclusive, and each other KBLCOM Participant with an Account balance under the Plan as of January 1, 1995 which was subject to forfeiture as of such date in their Account balances under the Plan (as such terms are defined in the Plan), (iii) gives notice of such termination to The Northern Trust Company, Trustee (the "Trustee") and (iv) directs the Trustee to make distributions from the Trust Fund as directed by the HII Benefits Committee (the "Committee") after receipt of appropriate directions from the Committee in accordance with the terms of the Plan.

                                      -1-

                  IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 30th day of June, 1995, but effective as of the close of business June 30, 1995.

                                                     KBLCOM INCORPORATED

                                                     By    JONATHAN F. MYERS
                                                           Jonathan F. Myers
                                                           Senior Vice President
ATTEST:

HUGH RICE KELLY
Secretary